UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2006 (November 16, 2006)

InfoTech USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22693 (Commission file number)	11-2889809 (IRS Employer Identification Number)

7 Kingsbridge Road, Fairfield, New Jersey 07004 (Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (973) 227-8772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (7 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 16, 2006, InfoTech USA, Inc. (the “Company”) and its subsidiaries and Wells Fargo Business Credit, Inc. (“Wells Fargo”) entered into an amendment and waiver of the Company’s credit facility with Wells Fargo. The amendment and waiver extends the maturity date of the loan from June 30, 2007 to June 29, 2008.

Under the terms of the credit agreement with Wells Fargo, the Company is required to have cumulative net income, as defined in the credit agreement, for the fiscal year ended September 30, 2006, of no less than $(1,045,000) and book net worth, as defined in the credit agreement, for the quarter ended September 30, 2006, of no less than $3,200,000. As previously reported, the Company did not meet these financial covenants for the fiscal year ended September 30, 2006. Pursuant to the amendment and waiver, Wells Fargo has agreed to waive the anticipated non-compliance. In connection therewith, the Company agreed to pay Wells Fargo a $25,000 waiver fee in three installments, with $5,000 due on December 1, 2006 and $10,000 due on each of January 2, 2007 and February 6, 2007.

Under the terms of the amendment and waiver, the Company is required to maintain a minimum net income, as defined in the credit agreement, of no less than $(220,000) for the quarter ending December 31, 2006, $(320,000) for the two quarters ending March 31, 2007, $(400,000) for the three quarters ending June 30, 2007 and $(570,000) for the year ending September 30, 2007.

Additionally, the Company is required to maintain a net book worth of no less than $1,900,000 as of the quarter ending December 31, 2006, $1,800,000 as of the quarter ended March 31, 2007, $1,725,000 as of the quarter ended June 30, 2007, and $1,575,000 as of the quarter ended September 30, 2007. For each quarter ending after September 30, 2008, the Company must have an adjusted book net worth amount equal to the sum of $1,575,000 plus an amount equal to 50% of the aggregate consolidated net income (as defined in the credit agreement) of the Company for all fiscal years beginning with the year ended September 30, 2008 and ending with the most recently completed fiscal year. For the purposes of the adjusted book net worth, in the event that the consolidated net income of the Company for any fiscal year is a negative number, such consolidated net income shall be deemed to equal zero.

The amendment and waiver further provides that the maximum debt to book net worth ratio required to be maintained by the Company shall be no more than 2.10 to 1.00, as determined at the end of each fiscal quarter.

The foregoing description of the amendment and waiver is only a summary and is qualified in its entirety by the full text of the amendment and waiver, a copy of which has been filed as Exhibit 10.1 and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoTech USA, Inc.

Date: November 17, 2006	By:	/s/ J. Robert Patterson
J. Robert Patterson Vice President, Chief Financial Officer, Secretary, Treasurer and Director

Exhibit Index

Exhibit No.	Description
10.1	Fifth Amendment and Waiver, dated as of November 16, 2006, among InfoTech USA, Inc., the registrant, Information Technology Services, Inc. and Wells Fargo Business Credit, Inc.

4